Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com

F5 Networks Announces Results for First Quarter of Fiscal 2013

SEATTLE, WA—January 23, 2013— For the first quarter of fiscal 2013, F5 Networks, Inc. (NASDAQ: FFIV) announced revenue of $365.5 million, up 1 percent from $362.6 million in the prior quarter and 13 percent from $322.4 million in the first quarter of fiscal 2012.

GAAP net income was $69.5 million ($0.88 per diluted share), compared to $67.7 million ($0.85 per diluted share) in the prior quarter and $66.5 million ($0.83 per diluted share) in the first quarter a year ago.

Excluding the impact of stock-based compensation and amortization of purchased intangible assets, non-GAAP net income was $90.6 million ($1.14 per diluted share), compared to $88.7 million ($1.12 per diluted share) in the prior quarter and $82.2 million ($1.03 per diluted share) in the first quarter of last year.

A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.

“During the first quarter, strong sales to North American enterprises and service providers were offset by a substantial slowdown in U.S. Federal sales,” said John McAdam, F5 president and chief executive officer. “Japan sales were also weak during the quarter, in contrast to continuing strength in Europe and solid year-over-year growth in the rest of the Asia-Pacific region.

“A key driver of product revenue in the quarter was strong demand for BIG-IP 4200v, the first in our series of new ADC appliances, which we introduced in mid-October. Recently, we began shipping our new entry-level appliances, the 2000 series, which will be announced during the next few weeks along with our new high-end appliance, BIG-IP 10200, and our 8-blade VIPRION 4800 chassis.

“During the quarter, sales of our software modules and virtual edition (VE) products continued to gain traction. Very shortly, we will be announcing general availability of our Advanced

Firewall Manager (AFM), as well as enhanced versions of Application Security Manager (ASM) and Access Policy Manager (APM), key components of our Application Delivery Firewall solution. In addition we will be launching new high-performance versions of all our BIG-IP VE products.

“As these and other new products enter the market over the next two quarters, we believe they will have a positive impact on our product revenue and continue to expand our addressable market,” McAdam said.

F5 added 95 employees during the quarter and achieved a non-GAAP operating margin of 37.4 percent. The company also continued to strengthen its financial position, generating $145 million in cash from operations. After repurchasing 555,243 shares of outstanding common stock the company ended the quarter with $1.29 billion in cash and investments.

For the current quarter, ending March 31, management has set a revenue goal of $370 million to $380 million with a GAAP earnings target of $0.93 to $0.96 per diluted share and a non-GAAP earnings target of $1.21 to $1.24 per diluted share.

A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended March 31, 2013

Reconciliation of Expected Non-GAAP Second Quarter Earnings	Low	High
Net income	$74.0	$76.4
Stock-based compensation expense	$28.5	$28.5
Amortization of purchased intangible assets	$1.0	$1.0
Tax effects related to above items	($7.5)	($7.5)

Non-GAAP net income excluding stock-based compensation expense and amortization of purchased intangible assets	$96.0	$98.4

Net income per share - diluted	$0.93	$0.96

Non-GAAP net income per share - diluted	$1.21	$1.24

About F5 Networks

F5 Networks (NASDAQ: FFIV) makes the connected world run better. F5 helps organizations meet the demands and embrace the opportunities that come with the relentless growth of voice, data, and video traffic, mobile workers, and applications—in the data center, the network, and the cloud. The world’s largest businesses, service providers, government entities, and consumer brands rely on F5’s Intelligent Services Platform to deliver and protect their applications and services while ensuring people stay connected. Learn more at www.f5.com.

You can also follow @f5networks on Twitter or visit us on Facebook for more information about F5, its partners, and technology. For a complete listing of F5 community sites, please visit www.f5.com/news-press-events/web-media/community.html.

Forward Looking Statements

Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

GAAP to non-GAAP Reconciliation

F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges, net of taxes, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets and acquisition-related charges. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”). Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions.

Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.

For reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, please see the section in our Condensed Consolidated Statement of Operations entitled “GAAP to Non-GAAP Reconciliation.”

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F5 Networks, Inc.

Consolidated Balance Sheets

(unaudited, in thousands)

	December 31, 2012	September 30, 2012
Assets
Current assets
Cash and cash equivalents	$184,563	$211,181
Short-term investments	333,174	320,970
Accounts receivable, net of allowances of $3,309 and $3,254	209,078	185,172
Inventories	18,723	17,410
Deferred tax assets	10,335	10,362
Other current assets	35,916	30,986

Total current assets	791,789	776,081

Property and equipment, net	62,026	59,604
Long-term investments	771,300	662,803
Deferred tax assets	36,234	35,478
Goodwill	348,239	348,239
Other assets, net	28,064	28,996

Total assets	$2,037,652	$1,911,201

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$32,221	$27,026
Accrued liabilities	117,413	86,409
Deferred revenue	379,944	352,594

Total current liabilities	529,578	466,029

Other long-term liabilities	21,163	21,078
Deferred revenue, long-term	100,612	94,694

Total long-term liabilities	121,775	115,772

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 78,574 and 78,715 shares issued and outstanding	315,039	326,922
Accumulated other comprehensive loss	(4,540)	(3,829)
Retained earnings	1,075,800	1,006,307

Total shareholders’ equity	1,386,299	1,329,400

Total liabilities and shareholders’ equity	$2,037,652	$1,911,201

F5 Networks, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three months ended December 31, 2012	Three months ended September 30, 2012	Three months ended December 31, 2011
Net revenues
Products	$204,712	$209,718	$196,554
Services	160,739	152,841	125,878

Total	365,451	362,559	322,432

Cost of net revenues (1)(2)
Products	31,792	35,752	33,200
Services	29,093	26,929	22,406

Total	60,885	62,681	55,606

Gross profit	304,566	299,878	266,826

Operating expenses (1)(2)
Sales and marketing	122,268	116,298	106,238
Research and development	48,541	47,731	39,122
General and administrative	24,673	24,015	21,677

Total	195,482	188,044	167,037

Income from operations	109,084	111,834	99,789
Other income, net	1,550	909	1,861

Income before income taxes	110,634	112,743	101,650
Provision for income taxes	41,141	45,026	35,158

Net Income	$69,493	$67,717	$66,492

Net income per share - basic	$0.88	$0.86	$0.84

Weighted average shares - basic	78,789	78,980	79,272

Net income per share - diluted	$0.88	$0.85	$0.83

Weighted average shares - diluted	79,278	79,425	79,822

Non-GAAP Financial Measures

Net income as reported	$69,493	$67,717	$66,492
Stock-based compensation expense (3)	26,710	26,343	22,123
Amortization of purchased intangible assets (4)	1,033	1,610	—
Tax effects related to above items	(6,613)	(6,965)	(6,375)

Net income excluding stock-based compensation and amortization of purchased intangible assets (non-GAAP) - diluted	$90,623	$88,705	$82,240

Net income per share excluding stock-based compensation and amortization of purchased intangible assets (non-GAAP) - diluted	$1.14	$1.12	$1.03

Weighted average shares - diluted	79,278	79,425	79,822

(1) Includes stock-based compensation as follows:
Cost of net revenues	$2,967	$3,082	$2,538
Sales and marketing	10,556	10,043	9,054
Research and development	7,802	8,036	5,826
General and administrative	5,385	5,182	4,705

	$26,710	$26,343	$22,123

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$958	$1,458	$—
Sales and marketing	75	152	—

	$1,033	$1,610	$—

(3)    Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”)

(4)    Beginning with the second quarter of fiscal 2012, the company will exclude amortization of purchased intangible assets and acquisition-related charges in addition to stock-based compensation expense as a non-GAAP financial measure

F5 Networks, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three months ended December 31,
	2012	2011
Operating activities
Net income	$69,493	$66,492
Adjustments to reconcile net income to net cash provided by operating activities:
Realized loss on disposition of assets and investments	26	579
Stock-based compensation	26,710	22,123
Provisions for doubtful accounts and sales returns	349	415
Depreciation and amortization	9,934	5,822
Deferred income taxes	(1,265)	(598)
Changes in operating assets and liabilities:
Accounts receivable	(24,256)	(22,601)
Inventories	(1,313)	(344)
Other current assets	(4,979)	(3,879)
Other assets	428	562
Accounts payable and accrued liabilities	36,411	26,576
Deferred revenue	33,268	36,732

Net cash provided by operating activities	144,806	131,879

Investing activities
Purchases of investments	(313,114)	(262,499)
Maturities of investments	165,193	199,102
Sales of investments	23,020	1,886
Increase in restricted cash	(728)	(3)
Purchases of property and equipment	(7,788)	(5,857)

Net cash used in investing activities	(133,417)	(67,371)

Financing activities
Excess tax benefit from stock-based compensation	503	1,399
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	11,583	9,577
Repurchase of common stock	(50,000)	(34,473)

Net cash used in financing activities	(37,914)	(23,497)

Net (decrease) increase in cash and cash equivalents	(26,525)	41,011
Effect of exchange rate changes on cash and cash equivalents	(93)	(307)
Cash and cash equivalents, beginning of period	211,181	216,784

Cash and cash equivalents, end of period	$184,563	$257,488